Exhibit 99.1

NEWS RELEASE

CONTACT: Phil Franklin,

Vice President, Operations Support, CFO and Treasurer (773) 628-0810

LITTELFUSE REPORTS FIRST QUARTER RESULTS

CHICAGO, April 29, 2014 – Littelfuse, Inc. (NASDAQ:LFUS) today reported sales and earnings for the first quarter of 2014.

First Quarter Highlights

●

Sales for the first quarter of 2014 were $206.9 million, a 21% increase compared to the prior-year quarter. This excellent sales performance was due to the Hamlin and SymCom acquisitions as well as strong organic growth in automotive and electronics, partially offset by lower electrical sales reflecting weakness in the mining sector. Excluding acquisitions, sales increased 6% compared to the prior year.

●

On a GAAP basis, first quarter 2014 earnings were $1.12 per diluted share. This included $1.2 million of special, non-cash items primarily related to the SymCom acquisition. Excluding these special items, earnings for the first quarter of 2014 were $1.16 per diluted share.

●	Sales and order trends by business unit were as follows:
o

Electronics sales increased 21% year over year due primarily to strong growth for semiconductor products and the addition of the Hamlin electronic sensor business. Excluding acquisitions, electronics sales increased 9% compared to the prior year.

o

Automotive sales increased 39% year over year due to strong organic growth for passenger car fuses, commercial vehicle products and Accel sensors and the acquisition of Hamlin. Excluding acquisitions, automotive sales increased 18% compared to the prior year.

o

Electrical sales declined 11% year over year as the decline in sales into the mining market more than offset growth in electrical fuses and the addition of SymCom. Excluding acquisitions, electrical sales declined 25% compared to the prior year.

o	The electronics book-to-bill ratio for the first quarter of 2014 was 1.11 excluding Hamlin.
●

Cash provided by operating activities was $11.5 million for the first quarter of 2014 compared to $16.0 million for the first quarter of 2013. These cash flows included voluntary pension contributions which reduced operating cash by $9.9 million and $5.0 million respectively. All company pension plans are now close to fully funded on an accounting basis.

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●

The previous share repurchase authorization expires on April 30, 2014 and has been replaced with a one million share repurchase authorization effective through April 30, 2015. No shares were repurchased during the last 12 months.

“The momentum that started to build in our automotive and electronics businesses in the second half of 2013 continued through the first quarter,” said Gordon Hunter, Chief Executive Officer. “Despite ongoing weakness in the mining sector, we had a very solid start to the year and are cautiously optimistic about the remainder of 2014.”

“For the first time since we rolled out our strategic targets in late 2012, we over-achieved on both organic and acquisition growth,” said Phil Franklin, Chief Financial Officer. “With our first quarter sales increase of 21% (15% from acquisitions and 6% organic) and strong growth expected again in the second quarter, we believe we are on track with our five-year growth plan.”

Outlook

●	Sales for the second quarter of 2014 are expected to be in the range of $216 to $226 million which represents 18% year-over-year growth at the midpoint.
●	Earnings for the second quarter of 2014 are expected to be in the range of $1.23 to $1.37 per diluted share, excluding any special items.

Dividend

The company will pay a cash dividend of $0.22 per common share on June 5, 2014 to shareholders of record at the close of business on May 22, 2014.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Tuesday, April 29, 2014, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the first quarter results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through June 30, 2014 on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 7,500 employees in more than 35 locations throughout the Americas, Europe and Asia.  For more information, please visit the Littelfuse website: littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 28, 2013. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 28, 2013.

LFUS-F

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LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	First Quarter
	2014	2013	% Change

Net Sales
Electronics (2)	$95,722	$79,415	21%
Automotive (3)	82,419	59,385	39%
Electrical(4)	28,718	32,118	(11%)

Total net sales (1)	$206,859	$170,918	21%

(1) Total net sales for 2014 include an incremental $26.4M from business acquisitions.

(2) Total Electronics net sales for 2014 include $9.4M from the Hamlin acquisition.

(3) Total Automotive net sales for 2014 include $12.5M from the Hamlin acquisition.

(4) Total Electrical net sales for 2014 include $4.5M from the SymCom acquisition.

	First Quarter
	2014	2013	% Change

Operating Income
Electronics	$19,068	$12,143	57%
Automotive	11,899	9,483	25%
Electrical	4,032	6,491	(38%)
Other (5)	(1,409)	-	na

Total operating income	$33,590	$28,117	19%

Interest expense	1,216	376
Investment impairment (6)	-	10,678
Foreign exchange (gain) loss	(252)	319
Other (income) expense, net	(1,186)	(1,228)

Income before taxes	$33,812	$17,972	88%

(5) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. For the first quarter of 2014, "other" included a purchase accounting charge (ASC 805) related to the SymCom acquisition ($1.4M all in Cost of sales).

(6) Impairment and loan losses from investment in Shocking Technologies.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-14	Q1-13
GAAP diluted EPS	$1.12	$0.51
EPS impact of special items (below)	0.04	0.44
Adjusted diluted EPS	$1.16	$0.95

Year-over-year adjusted EPS growth	22%	17%

Special Items (income)/expense

Purchase accounting adjustment	$1.4	$-
Adjustment to Operating income	1.4	-
Impairment charges	-	10.7
Foreign exchange (gain)/loss	(0.2)	-
Adjustment to pre-tax income	$1.2	$10.7

EPS impact of above special items	$0.04	$0.29
EPS impact of Shocking tax adjustment	-	0.15	(1)
Total EPS impact	$0.04	$0.44

(1) Reflects $3.3 million of the Shocking tax adjustment recorded in Q1-13.

Operating margin reconciliation	Q1-14	Q1-13

Net sales	$206.9	$170.9

GAAP Operating income	$33.6	$28.1
Add back amortization	3.1	1.6
Add back special items	1.4	-
Operating income before amortization and special items	$38.1	$29.7

Operating margin before amortization and special items	18.4%	17.4%

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	March 29, 2014	December 28, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$319,806	$305,192
Short-term investments	6,943	6,886
Accounts receivable, less allowances	136,077	127,887
Inventories	99,121	92,591
Deferred income taxes	10,409	10,463
Prepaid expenses and other current assets	19,665	17,080
Assets held for sale	5,500	5,500
Total current assets	597,521	565,599
Property, plant and equipment:
Land	5,993	4,382
Buildings	65,403	59,699
Equipment	357,153	354,475
	428,549	418,556
Accumulated depreciation	(270,032)	(268,383)
Net property, plant and equipment	158,517	150,173
Intangible assets, net of amortization:
Patents, licenses and software	26,339	25,166
Distribution network	41,582	42,685
Customer lists, trademarks and tradenames	46,090	30,506
Goodwill	199,415	186,464
	313,426	284,821
Investments	13,686	12,286
Deferred income taxes	5,287	5,092
Other assets	7,229	6,402
Total assets	$1,095,666	$1,024,373

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$37,341	$33,872
Accrued payroll	16,802	29,437
Accrued expenses	13,267	13,087
Accrued severance	196	182
Accrued income taxes	7,357	5,931
Deferred income taxes	236	229
Current portion of long-term debt	193,000	126,000
Total current liabilities	268,199	208,738
Long-term debt, less current portion	92,500	93,750
Deferred income taxes	11,693	11,585
Accrued post-retirement benefits	-	8,528
Other long-term liabilities	16,907	14,856
Total equity	706,367	686,916
Total liabilities and equity	$1,095,666	$1,024,373

Common shares issued and outstanding of 22,534,655 and 22,467,491 at March 29, 2014 and December 28, 2013, respectively.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended

	March 29, 2014	March 30, 2013

Net sales	$206,859	$170,918

Cost of sales	128,365	106,312

Gross profit	78,494	64,606

Selling, general and administrative	34,171	29,202
Research and development expenses	7,574	5,715
Amortization of intangibles	3,159	1,572

Operating expenses	44,904	36,489

Operating income	33,590	28,117

Interest expense	1,216	376
Impairment and loan loss in unconsolidated affiliate	-	10,678
Foreign exchange (gain) loss	(252)	319
Other (income) expense, net	(1,186)	(1,228)

Income before income taxes	33,812	17,972
Income taxes	8,423	6,484

Net income	$25,389	$11,488

Net income per share:
Basic	$1.13	$0.52
Diluted	$1.12	$0.51

Weighted average shares and equivalent shares outstanding:
Basic	22,492	22,095
Diluted	22,717	22,366

Diluted Net Income Per Share
Net income as reported	$25,389	$11,488
Less: income allocated to participating securities	-	(15)
Net income available to common shareholders	$25,389	$11,473

Weighted average shares adjusted for securities	22,717	22,366

Diluted net income per share	$1.12	$0.51

Comprehensive income	$19,492	$7,662

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Twelve Months Ended
	March 29, 2014	March 30, 2013
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$25,389	$11,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,007	6,232
Amortization of intangibles	3,159	1,572
Non-cash inventory charge (1)	1,409	-
Stock-based compensation	1,465	1,779
Excess tax benefit on stock-based compensation	(1,057)	(467)
Loss (gain) on sale of assets	69	(24)
Impairment and equity in net loss of unconsolidated affiliate	-	10,678
Changes in operating assets and liabilities:
Accounts receivable	(6,503)	(9,745)
Inventories	(774)	3,632
Accounts payable	3,056	2,452
Accrued expenses (including post retirement)	(6,455)	(4,619)
Accrued payroll and severance	(12,762)	(7,319)
Accrued taxes	1,153	(640)
Prepaid expenses and other	(3,647)	1,026
Net cash provided by operating activities	11,509	16,045

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(6,423)	(5,453)
Acquisition of businesses, net of cash acquired	(52,000)	-
Purchase of short-term investments	-	(8,478)
Proceeds from sale of assets	15	9
Net cash used in investing activities	(58,408)	(13,922)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	75,000	15,000
Payments of term loan	(1,250)	-
Payments of revolving credit facility	(8,000)	(5,000)
Debt issuance costs	(108)	-
Cash dividends paid	(4,944)	(4,410)
Proceeds from exercise of stock options	3,676	5,283
Excess tax benefit on stock-based compensation	1,057	467
Net cash provided by financing activities	65,431	11,340

Effect of exchange rate changes on cash and cash equivalents	(3,918)	(1,972)

Increase in cash and cash equivalents	14,614	11,491
Cash and cash equivalents at beginning of period	305,192	235,404
Cash and cash equivalents at end of period	$319,806	$246,895

(1) Purchase accounting adjustment related to acquisitions.

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